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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 11, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Mid-Cap Equity Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
January 28, 2000